Exhibit 21
Dover Subsidiaries - Domestic and Foreign

Company Name	Where Incorporated
Domestic
Anman, LLC	Delaware
Anthony Equity Holdings, Inc.	Delaware
Anthony Holdings, Inc.	Delaware
Anthony Mexico Holdings LLC	Delaware
Anthony North Holdco, Inc.	Delaware
Anthony Refresh Group, LLC	Delaware
Anthony Specialty Glass LLC	Delaware
Anthony TemperBent GP LLC	Delaware
Anthony, Inc.	Delaware
Avborne Accessory Group, Inc.	Delaware
Bayne Machine Works, Inc.	South Carolina
Belvac Production Machinery, Inc.	Virginia
Canada Organization & Development LLC	Delaware
CCI Field Services, Inc.	Delaware
CEP Liquidation, LLC (f.k.a. Crenlo, LLC)	Delaware
Challenger Process Systems Co.	Delaware
Clove Park Insurance Company	New York
Colder Products Company	Minnesota
Cook-MFS, Inc.	Delaware
CP Formation LLC	Delaware
CPC Europe	Minnesota
CPI Products, Inc.	Delaware
Datamax International Corporation	Delaware
Datamax-O'Neil Corporation	Delaware
DD1, Inc	Delaware
DDI Properties, Inc.	California
DEK U.S.A., Inc.	Delaware
DEK USA Logistics, Inc.	Delaware
Delaware Capital Formation, Inc.	Delaware
Delaware Capital Holdings, Inc.	Delaware
De-Sta-Co Cylinders, Inc.	Delaware
DFH Corporation	Delaware
Dielectric Laboratories, Inc.	Delaware
DMX Integration, Inc.	Florida
Dover Acquisition Corporation	Delaware
Dover BMCS Acquisition Corp.	Delaware
Dover Communication Technologies, Inc.	Delaware
Dover DEI Services, Inc.	Delaware
Dover Diversified De, Inc.	Delaware
Dover Energy, Inc.	Delaware
Dover Engineered Systems, Inc.	Delaware
Dover Europe, Inc.	Delaware
Dover Global Holdings, Inc.	Delaware
Dover International Operations Inc.	Delaware
Dover NPS International, LLC	Delaware
Dover PCS Holding LLC	Delaware
Dover Printing & Identification, Inc.	Delaware
Dow-Key Microwave Corporation	Delaware

EOA Systems, Inc.	Delaware
Equipment Brokers, Inc.	Iowa
Flexbar, Inc.	Delaware
Griswold Pump Company	Florida
Harbison-Fischer, Inc.	Delaware
Hill PHOENIX, Inc.	Delaware
Honetreat Company	California
Hydro Systems Company	Delaware
Hydromotion, Inc.	Delaware
Industrial Motion Control, LLC	Delaware
Inpro/Seal LLC	Delaware
K&L Microwave, Inc.	Delaware
K. S. Boca Inc.	Florida
Knappco Corporation	Delaware
Knowles Capital Formation, Inc.	Delaware
Knowles Capital Holdings, Inc.	Delaware
Knowles Corporation	Delaware
Knowles Electronics Holdings, Inc.	Delaware
Knowles Electronics Sales Corp.	Delaware
Knowles Electronics, LLC	Delaware
Knowles Finance Corporation	Delaware
Knowles Intermediate Holding, Inc.	Delaware
KS Formation, Inc.	Delaware
KS Liquidation, Inc.	Texas
KS LP Liquidation, L.P. (fka Kalyn/Siebert L.P.)	Texas
Maag Automatik Inc.	North Carolina
Maag Pump Systems (US) Inc.	Delaware
Marathon Equipment Company (Delaware)	Delaware
MARKEM Holdings, Inc.	Vermont
MARKEM International, Inc.	New Hampshire
MARKEM Tag, Inc.	Delaware
MARKEM-IMAJE Corporation	New Hampshire
Midland Manufacturing Corporation	Delaware
MIP Holdings, Inc.	Delaware
Neptune Chemical Pump Company	Delaware
Northern Lights (Nevada), Inc.	Nevada
Northern Lights Funding LP	Delaware
Northern Lights Investments LLC	Delaware
Nova Controls, Inc.	Delaware
Novacap, LLC	Delaware
NPS Services, Inc.	Delaware
Oil Lift Technology, Inc	New Mexico
OK International Holdings, Inc.	Delaware
OK International, Inc.	California
OPW Engineered Systems, Inc.	Delaware
OPW Epsilon, Inc.	Delaware
OPW Fuel Management Systems, Inc.	Delaware
OPW Fueling Components, Inc.	Delaware
OPW Fueling Containment Systems, Inc.	Delaware
PCS Ferguson, Inc.	Delaware
PDQ Manufacturing, Inc.	Delaware
Performance Motorsports, Inc.	California
Pike Machine Products, Inc.	New Jersey
Pioneer Labels, Inc.	Illinois

Pole/Zero Acquisition, Inc.	Delaware
Pro Rod USA Inc.	Delaware
Provacon, Inc.	Delaware
Pump Management Services Co., LLC	Delaware
Quartzdyne Inc.	Delaware
Revod Corporation	Delaware
Richards Industries, Inc.	Delaware
Robohand, Inc.	Delaware
SE Liquidation, LLC (Somero Enterprises LLC)	Delaware
Sonic Industries, Inc.	California
Spirit Global Energy Solutions, Inc.	Delaware
Sure Seal, Inc.	Delaware
SWEP North America Inc.	Delaware
Tartan Textile Services, Inc.	Delaware
Texas Hydraulics, Inc.	Delaware
The Curotto-Can, LLC	Delaware
The Heil Co.	Delaware
Theta Oilfield Services, Inc.	Delaware
Tipper Tie, Inc.	Delaware
TTSI III, Inc.	Delaware
Tulsa Winch, Inc.	Delaware
UAC Corporation	Delaware
Unified Brands, Inc.	Delaware
UPCO, Inc.	Oklahoma
US Synthetic Corporation	Delaware
US Synthetic Texas Ltd	Texas
Val Glass US LLC	Delaware
Val TemperBent Glass, L.P.	Georgia
Vectron International, Inc.	Delaware
Vehicle Service Group, LLC	Delaware
Voltronics, LLC	Delaware
Warn Industries, Inc.	Delaware
Waukesha Bearings Corporation	Delaware
Wilden Pump and Engineering LLC	Delaware
Windrock Incorporated	Tennessee
Wiseco Piston, Inc.	Delaware

Foreign
Advansor A/S	Denmark
ALMATEC Maschinenbau GmbH	Germany
Anthony Brasil Equipamentos para Industrial Allmenticia Ltda.	Brazil
Anthony International Foreign Sales Corporation	Barbados
Anthony International Holding Company	Cayman Islands
Anthony Mexico Holdings S. DE R.L. DE C.V.	Mexico
Anthony Mexico Management Company, S. DE R.L. DE C.V.	Mexico
Anthony Technical Glass (Shanghai) Co. Ltd	China
Automatik do Brasil Maquinas Para Industria do Plastico Ltda. Bhd.	Brazil
Automatik Grundstuckview GmbH & Co. KG	Germany
Automatik Plastics Machinery (Taiwan) Ltd.	Taiwan
Automatik Plastics Machinery GmbH	Germany
Automatik Plastics Machinery Sdn. Bhd.	Malaysia
Belvac Middle East FZE	Dubai
BlitzRotary GmbH	Germany
BSC Filters Limited	United Kingdom

Ceramic & Microwave Products (Shanghai) Co. Ltd.	China
Chief Automotive Technologies (Shanghai) Trading Company, Ltd.	China
Colder Products Company GmbH	Germany
Colder Products Company LTD	Hong Kong
Columbus Insurance Ltd.	Cayman Islands
Cook Compression BV	Netherlands
Cook Compression Limited	United Kingdom
C-Tech Oilwell Technologies, Inc.	Alberta
DEK Hungary Manufacturing & Technology LLC	Hungary
DEK Northern Europe Limited	United Kingdom
DEK Printing Machines GmbH	Germany
DEK Printing Machines Limited	United Kingdom
DEK Vectorguard Ltd.	United Kingdom
De-Sta-Co (Asia) Company, Limited	Thailand
DE-STA-CO Benelux B.V.	Netherlands
De-Sta-Co Europe GmbH	Germany
DE-STA-CO FRANCE	France
DE-STA-CO Shanghai Co. Ltd.	China
De-Sta-Co-Ema Industria e Comercio Ltda.	Brazil
Dover (Schweiz) Holding GmbH	Switzerland
Dover (ShangHai) Trading Company	China
Dover (Shenzhen) Industrial Equipment Manufacturing Co., Ltd.	China
Dover (Suzhou) Industrial Equipment Manufacturing Co., Ltd.	China
Dover Asia Trading Private Ltd.	Singapore
Dover Canada Finance LP	Canada
Dover Communication Technologies UK LTD	United Kingdom
Dover Corporation (Canada) Limited	British Columbia
Dover Corporation Regional Headquarters	China
Dover CR, spol s r.o.	Czech Republic
Dover Denmark Holdings ApS	Denmark
Dover do Brasil Ltda.	Brazil
Dover Energy UK Ltd	England & Wales
Dover Engineered Systems UK Ltd	England & Wales
Dover Europe Sarl	Switzerland
Dover France Holdings, S.A.S.	France
Dover France Participations SAS	France
Dover France Technologies S.A.S.	France
Dover German New Co Nr	Germany
Dover German Partnership Holdings GmbH	Germany
Dover Germany GmbH	Germany
Dover Global Trading Pte. Ltd.	Singapore
Dover Holdings Austria GmbH	Austria
Dover Holdings de Mexico S.A. de C.V.	Mexico
Dover India Pvt., Ltd.	India
Dover Intercompany Services UK Limited	England & Wales
Dover International B.V.	Netherlands
Dover Italy Holdings S.r.l.	Italy
Dover Luxembourg Finance Sarl	Luxembourg
Dover Luxembourg International Sarl	Luxembourg
Dover Luxembourg S.a.r.l.	Luxembourg
Dover Luxembourg Services Sarl	Luxembourg
Dover Middle East LLC	Oman
Dover Printing & Identification UK LTD	United Kingdom
Dover Resources International de Mexico S. de R.L. C.V.	Mexico

Dover Southeast Asia (Thailand) Ltd.	Thailand
Dover Spain Holdings, S.L.	Spain
Dover UK Pensions Limited	United Kingdom
DTG International GmbH	Switzerland
DTG Technology (Shenzhen) Co., Ltd.	China
Ebs-Ray Industries Pty. Ltd.	New South Wales
Ebs-Ray Premises Pty. Ltd.	Victoria
Ebs-Ray Pumps Pty. Ltd.	New South Wales
Ferguson CO. S.A.	Belgium
Fibrelite Composites Limited	England & Wales
Fibresec Asia Sdn Bhd	Malaysia
Fibresec Holdings Limited	England & Wales
Fibresec Limited	England & Wales
Finder Oriental (Beijing) Trading Company	China
Finder Pompe S.P.A.	Italy
Finder Pompes SAS	France
Finder United Saudi Arabia Company	Kingdom of Saudi Arabia
Harbison-Fischer Australia Pty Ltd	Australia
Hard Parts Direct, B.V.	Netherlands
Hill Phoenix de Mexico, S.A. de C.V.	Mexico
Hill-Phoenix Costa Rica, Sociedad De Responsabilidad Limitada	Costa Rica
Hill-Phoenix Guatemala, Sociedad Anonima	Guatemala
Hiltap Fittings Ltd	Canada
Hydronova Australia-NZ Pty Ltd	Australia
Hydro Systems Europe Ltd.	UK
Icon Technology Company Ltd.	Hong Kong
Jessel Investments Pty. Ltd.	New South Wales
K&L Microwave DR, Inc.	Virgin Islands
KEP (Philippines) Reality Corporation ("LandCo")	Philippines
Knowles Electronics (Beijing) Co., Ltd.	China
Knowles Electronics (Malaysia) Sdn. Bhd.	Malaysia
Knowles Electronics (Philippines) Corporation	Philippines
Knowles Electronics (Suzhou) Co., Ltd.	China
Knowles Electronics (Weifang), Inc.	China
Knowles Electronics Asia Pte. Ltd.	Singapore
Knowles Electronics Austria GmbH	Austria
Knowles Electronics Denmark ApS	Denmark
Knowles Electronics Japan, K.K.	Japan
Knowles Electronics Singapore Pte. Ltd	Singapore
Knowles Electronics Taiwan, Ltd.	Taiwan
Knowles Europe	United Kingdom
Knowles GmbH	Switzerland
Knowles IPC (Malaysia) Sdn. Bhd.	Malaysia
Knowles Luxembourg Finance S.a.r.l.	Luxembourg
Knowles Luxembourg S.a.r.l.	Luxembourg
Knowles Luxembourg Services, S.a.r.l.	Luxembourg
KPS Asia Sdn. Bhd.	Malaysia
KPS Beijing Petroleum Equipment Trading Ltd	China
KPS CEE s.r.o.	Slovakia
KPS France SARL	France
KPS Fueling Solutions Sdn. Bhd.	Malaysia
KPS Hong Kong Holding Limited	China
KPS UK Limited	United Kingdom
Kungsors Plast Aktiebolag	Sweden

Kungsors Plast System Iberica	Spain
Lianyungang Jump Petroleum and Chemical Machinery Co., Ltd.	China
Maag Automatik Plastics Machinery (Shanghai) Co. Ltd.	China
Maag Automatik Srl	Italy
Maag Pump Systems AG	Switzerland
Maag Pump Systems GmbH	Germany
Maag Pump Systems Pte. Ltd.	Singapore
Maag Pump Systems SAS	France
MARKEM (Shanghai) Commercial Co. Ltd.	China
MARKEM Administrative Services, S.L.U.	Spain
MARKEM FZ SA	Uruguay
MARKEM Pte. Ltd.	Singapore
MARKEM S.A. de C.V.	Mexico
MARKEM UK Holdings 1 Unlimited	United Kingdom
MARKEM UK Holdings 2 Limited	United Kingdom
Markem-Imaje	France
Markem-Imaje (China) Co., Limited	China
Markem-Imaje A/S	Denmark
Markem-Imaje AB	Sweden
Markem-Imaje AG	Switzerland
Markem-Imaje AS	Norway
Markem-Imaje B.V.	Netherlands
Markem-Imaje Co., Ltd.	South Korea
Markem-Imaje GmbH	Germany
Markem-Imaje Identificacao de Produtos Ltda.	Brazil
Markem-Imaje Inc.	Canada
Markem-Imaje India Private Limited	India
Markem-Imaje Industries	France
Markem-Imaje Industries Limited	United Kingdom
Markem-Imaje KK	Japan
Markem-Imaje Limited	Hong Kong
Markem-Imaje Limited	United Kingdom
Markem-Imaje LLC	Russian Federation
Markem-Imaje Ltd.	Taiwan
Markem-Imaje Ltd.	Thailand
Markem-Imaje N.V.	Belgium
Markem-Imaje Oy	Finland
Markem-Imaje Pty Ltd	Australia
Markem-Imaje S.A.	Argentina
Markem-Imaje S.A. de C.V.	Mexico
Markem-Imaje S.r.l. a socio unico	Italy
Markem-Imaje SAS	France
Markem-Imaje Sdn Bhd	Malaysia
Markem-Imaje Software Development Centre Pvt. Ltd.	India
Markem-Imaje Spain S.A.	Spain
Markem-Imaje Unipessoal, Lda (Portugal)	Portugal
Markpoint Holding AB	Sweden
Markpoint System AB	Sweden
Mouvex SASU	France
Nimaser BV (Dek Benelux)	Netherlands
Norris Production Solutions Colombia SAS	Colombia
Norris Production Solutions Mexico, S.A. de C.V.	Mexico
Norris Production Solutions Middle East LLC	Oman
NPS Australia Pty Ltd	Queensland

Oil Lift Technology Inc.	Canada
Oil Lift Technology Pty Ltd	Australia
Oil Lift Technology SAS	Colombia
OK International (UK) Ltd.	United Kingdom
OPW Fluid Transfer Group (Shanghai) Trading Company Limited	China
OPW Fluid Transfer Group Europe B.V.	Netherlands
OPW Fueling Components (SuZhou) Co., Ltd.	China
P.S. Precision B.V.	Netherlands
Petro Vend, Inc. [Poland]	Poland
PMI Europe B.V	Netherlands
Production Control Services Canada (PCS Canada) Ltd.	Alberta
PSG (Shanghai) Co., Ltd	China
PullMaster Winch Corporation	British Columbia
Revod (Philippines) Holdings Corporation	Philippines
Revod Sweden AB	Sweden
Rotary Lift Consolidated (Haimen) Co., Ltd	China
Sargent Aerospace Canada, Inc.	Canada
Spirit Global Energy Solutions Canada Ltd.	Alberta
St. Neots Sheet Metal Co. Limited	United Kingdom
SWEP A.G.	Switzerland
Swep Energy Oy	Finland
Swep International A.B.	Sweden
Swep Japan K.K.	Japan
SWEP Malaysia Sdn. Bhd.	Malaysia
SWEP Slovakia s.r.o.	Slovakia (Slovak Republic)
SWEP Technology (Suzhou) Co., Ltd.	China
SWEP Trading (Suzhou) Co., Ltd.	China
Syfer Technology Limited	United Kingdom
Tianjin Red Screw Pump Manufacture Technology Co., Ltd.	China
Tipper Tie Alpina GmbH	Switzerland
Tipper Tie Technopack B. V.	Netherlands
Tipper Tie Technopack GmbH	Germany
Uniclip Verpackungstechn il Gmbh	Germany
Vectron Frequency Devices (Shanghai) Co., Ltd	China
Vectron International GmbH	Germany
Vectron International, Ltd.	Ontario
Vos Food Stores Equipment Ltd.	Ontario
Waukesha Bearings Limited	United Kingdom
Waukesha Bearings Russia LLC	Russian Federation
Wei Li Pump Shanghai Co., LTD.	China